Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-257264 and 333-264490 on Form S-8 of our report dated March 30, 2023, relating to the financial statements of Ambrx Biopharma Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

San Diego, California

March 30, 2023